As filed with the Securities and Exchange Commission on August 7, 2020
_________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________
KLA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	04-2564110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Technology Drive, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1997 Employee Stock Purchase Plan ("ESPP")
(Full title of the plan)

Bren D. Higgins
Executive Vice President and Chief Financial Officer
KLA Corporation
One Technology Drive, Milpitas, California 95035
(Name and address of agent for service)

(408) 875-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share ($)	Proposed maximum aggregate offering price ($)	Amount of registration fee ($)
Common Stock, par value $0.001 per share issuable under the ESPP	561,245 (2)	172.26 (3)	96,680,063.70 (3)	12,549.07 (3)

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 1997 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) Reflects an automatic increase to the number of shares of Registrant’s Common Stock reserved for issuance under the ESPP, which increase is provided for in the ESPP.

(3) Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $202.66, which represents the average of the high and low price per share of the Registrant’s common stock on August 4, 2020 as reported on the Nasdaq Global Select Market. Pursuant to the ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value on (i) the first trading day of the offering period or (ii) the purchase date.

Explanatory Note
This Registration Statement on Form S-8 is being filed by KLA Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 561,245 shares of the Registrant’s common stock, par value $0.001 per share, for issuance pursuant to the Registrant's Amended and Restated 1997 Employee Stock Purchase Plan. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-22939 filed with Commission on March 7, 1997 are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:
(1)    The Registrant’s Annual Report on Form 10-K filed with the Commission on August 7, 2020 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)    All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and
(3)    The description of the Registrant’s Common Stock as set forth in the Registration Statement filed by the Registrant on Form 8-A on March 29, 1989 (File No. 000-09992) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any amendments or reports thereto filed with the SEC for the purpose of updating such description, including Amendment No. 1 to Form 8-A filed September 25, 1995 and Amendment No. 2 to Form 8-A filed September 24, 1996.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	File No.	Filing Date	Filed Herewith
5.1	Opinion of Jeffrey S. Cannon, Esq.					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Jeffrey S. Cannon, Esq. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Amended and Restated 1997 Employee Stock Purchase Plan	S-8	99.1	333-219734	August 4, 2017

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 7th day of August 2020.

KLA CORPORATION

By: /s/ Richard Wallace
Name: Richard Wallace
Title: President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of KLA Corporation, a Delaware corporation, do hereby constitute and appoint Bren D. Higgins and Virendra A. Kirloskar or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Wallace	President, Chief Executive Officer and Director (principal executive officer)	August 6, 2020
RICHARD WALLACE

/s/ Bren Higgins	Executive Vice President and Chief Financial Officer (principal financial officer)	August 6, 2020
BREN HIGGINS

/s/ Virendra Kirloskar	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 6, 2020
VIRENDRA KIRLOSKAR

/s/ Edward Barnholt	Chairman of the Board	August 6, 2020
EDWARD BARNHOLT

/s/ Robert Calderoni	Director	August 6, 2020
ROBERT CALDERONI

Director
JENEANNE HANLEY

/s/ Emiko Higashi	Director	August 6, 2020
EMIKO HIGASHI

/s/ Kevin Kennedy	Director	August 6, 2020
KEVIN KENNEDY

/s/ Gary Moore	Director	August 6, 2020
GARY MOORE

Director
MARIE MYERS

/s/ Kiran Patel	Director	August 6, 2020
KIRAN PATEL

/s/ Victor Peng	Director	August 6, 2020
VICTOR PENG

/s/ Robert Rango	Director	August 6, 2020
ROBERT RANGO

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	File No.	Filing Date	Filed Herewith
5.1	Opinion of Jeffrey S. Cannon, Esq.					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Jeffrey S. Cannon, Esq. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Amended and Restated 1997 Employee Stock Purchase Plan	S-8	99.1	333-219734	August 4, 2017